For the                For the
                                       three months ended     six months ended
                                      July 29,   July 31,    July 29,   July 31,
(In thousands)                          2000       1999        2000       1999
--------------------------------------------------------------------------------
Basic EPS Computation
 Numerator:
   Net Income (Loss)                  $ 1,084   $  (536)     $   610    $(1,398)
 Denominator:
   Weighted average common
   shares outstanding                  16,502    15,891       16,472     15,890
                                      --------  --------     --------   --------
Basic EPS:                            $  0.07   $ (0.03)     $  0.04    $ (0.09)

Diluted EPS Computation
 Numerator:
   Net Income (Loss)                  $ 1,084   $  (536)     $   610    $(1,398)
 Denominator:
   Weighted average common shares
    outstanding                        16,502    15,891       16,472     15,890
   Stock options, excluding the effect
    of anti-dilutive options of
    127 shares and 132 shares for
    the three months and six months
    ended July 29, 2000, respectively     183       --            88        --
                                      --------  --------     --------   --------
   Diluted weighted average shares
    outstanding                        16,685    15,891       15,560     15,890

Diluted EPS:                          $  0.06   $ (0.03)     $  0.04    $ (0.09)